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In connection with the previously announced business combination between EVgo Services, LLC (“EVgo”) and Climate Change Crisis Real Impact I Acquisition Corporation (“CLII”), the following communication was made available on LinkedIn on June, 17, 2021 which is being filed herewith as soliciting material.

In connection with the previously announced business combination between EVgo and CLII, the following communication was made available on Twitter on June, 17, 2021 which is being filed herewith as soliciting material.

In connection with the previously announced business combination between EVgo and CLII, the following communication was made available on Facebook on June, 17, 2021 which is being filed herewith as soliciting material.

In connection with the previously announced business combination between EVgo and CLII, Cathy Zoi, EVgo’s Chief Executive Officer, appeared on Benzinga SPACs Attack program on June 16, 2021 hosted by Chris Katje. The transcript of Ms. Zoi’s appearance on Benzinga SPACs Attack is being filed herewith as soliciting material.

Cathy Zoi, EVgo

Benzinga SPACs Attack Transcript

June 16, 2021 at 11:30 a.m. ET

Chris Katje: Yeah guys, super excited. And I know a lot of people here for this interview and in the chat are excited as well. Some have been asking for this company, for us to bring them on the show. We delivered. Joining us on the show now we have Cathy Zoi. She is the CEO of EVgo. The company is merging with Climate Change Crisis Real Impact I Acquisition Corporation. That ticker is CLII. Welcome to the show, Cathy.

Cathy Zoi: Wow. What an intro. Hey Chris. Hey Mitch. Nice to be here.

Mitch Hoch: Yes, no. Great to have you.

Cathy Zoi: I had no idea. There were people waiting, so I’m just, you know, yeah.

Mitch Hoch: You’re hanging out behind me.

Chris Katje: One of the things, Cathy, we ask our audience is hey, what companies do you want us to bring on the show? I mean, obviously there’s a ton of SPACs out there, a ton of completed SPAC deals. And you know, EVgo is one of those names that got thrown out, especially by some of our loyal viewers. So we worked hard to try to bring you on the show because we try to deliver with our audience. So yes, there, there are some big fans out there for you and your company.

Cathy Zoi: Let’s talk about the business fundamentals. Like that’s, that’s what I, as a CEO, am focused on. So like over to you guy. What, what, what can I help with?

Chris Katje: Yeah, so definitely. So first question we’d like to ask, since we are a show, you know, covering the SPAC market, is why a SPAC deal for EVgo here, and was the company close to a traditional IPO instead?

Cathy Zoi: Well, actually we, what, you know, the market is changing and growing so fast for electrification of transportation. So we’ve got a major sectoral trend. EVgo, um, was acquired by a private equity firm that was well capitalized, but what last, late last summer, when our board and I saw the excitement that the public markets have about, um, supporting electrification of transportation, we got really excited. And the vehicle, I mean also had a lot of incoming interest from potential SPAC partners. And some of it was just too good an opportunity to deny. And, um, you know, I’ve been in the clean energy space for more than 30 years. To have public equity markets as excited about participating in the growth of the sector is just really, really neat. So, you know, we, we went ahead with it because the market was excited about it.

Chris Katje: Perfect. And then, you know, for people who aren’t as familiar with your company, you know, we do have this slide on the investor presentation, All Roads to Electrification Run Through EVgo. Just give us a brief background before we get into the specific questions. What is EVgo all about here?

Cathy Zoi: Yea so we are, we, we build, own, and operate the charging infrastructure. So the backdrop that you see on this slide is, um, hundreds of billions of dollars of are going into the transition of the, the car sector. Vehicles are going from internal combustion engines to electric. And it is the very rare car company that’s not electrifying right now, so that’s a major sectoral change. On top of that, you’ve got climate change imperatives, which are, which are making governments push the industry towards zero emission vehicles. Again, that’s again, and that’s happening, not just in the United States with the Biden Administration, that’s happening the world over. The next thing that’s really, really important in terms of sectoral trends is fleets. So fleets are electrifying and that’s everything from ride hail, ride share like Uber and Lyft, to UPS and FedEx, to then the big trucks that are going to electrify as soon as those vehicles are available. Again, the reason is economics. The total cost of ownership of an electric truck turns out to be better than an internal combustion engine -- lower risk, lower maintenance, better, better cost to opportunities. And then finally, um, is this the sports box here shifting consumer preferences. There are now so many choices of electric vehicles. I mean, I think it’s going to be hundreds of models on the market in the next several years, which means that there are price points for every single kind of consumer. And what’s more is, I don’t know if you guys have driven an electric vehicle or have an electric vehicle, but I don’t know anybody who has, who doesn’t love it. So now that there’s more choice and more price points, that’s sort of a mega trend sort of supporting the electrification of transportation sector.

So where does EVgo fit in? Well, we have the charging infrastructure. And we in particular focus on are, are known for fast charging, which is where you can actually get 150 miles of driving range in 15 minutes. And the need for more and more fast chargers is intensifying because of more EVs, because of drivers who don’t have access to home charging, because as I said, that, that electrification of fleets, all of that are pushing the, um, the, the, the, the market for fast chargers, which is we’ve been experts in for 10 years. So it’s, it’s an amplifying trend. We charge any EV. Um, so, you know, it’s early stages of the market so there are different plug connector types. We charge all of them. And we also layer on, um, sort of really interesting capital light, uh, software functionality on top of our charging experience, which delights our customers. So all of those things are working together to create kind of a, uh, mega growth opportunity for EVgo.

Chris Katje: Perfect. Yeah, you already knocked my next question out of the park, which was going to be, you know, why is DCFC needed, and to talk about your dominance there. So with the investor presentation at the time of the SPAC deal, we, we got this map right for EVgo. So we had over 800 locations for fast charging stations and 34 states. Can you give us a, you know, kind of an update, you know, of where EVgo go is now in terms of, you know, cities, states, major metro areas, et cetera.

Cathy Zoi: Well, we’re, we’re continuing to grow and expand. I mean, one of the things that we’re doing is, you see also on this chart, uh, on the left side, we have a partnership with General Motors that, uh, Mary Barra and I announced last July, where we’re going to be tripling the size of EVgo’s network over the next five years, um, uh, either going into new metropolitan areas or doubling down where we already are. And that’s 40 metropolitan areas that are going to be covered, and that’s a $90 million partnership for EVgo where GM is essentially paying a third of the cost of that, of the infrastructure. And, and why are they doing that? They’re doing that because they too, they’re, they’re, they’re going to have, I think, 20 new EV models by 2023. And their research says that if consumers are going to be excited about EVs, then they need to see at the grocery store, at the park, wherever they go, they need to see fast charging and make sure that it’s convenient and reliable. And so GM chose EVgo as their partner to get this done.

Chris Katje: Perfect. So I want to talk Tesla here for a minute. You know, obviously they’re a well-known brand in the EV space. And one of the things that EVgo has is, you know, the connectors for Tesla vehicles at those fast charging stations. Uh, are any of your competitors offering that, or is that something that really makes EVgo stand out, that they can also work with, uh, Tesla vehicles?

Cathy Zoi: Yeah, and we are, as to my knowledge, we are the only partner that’s offering that. Um, we, and we and EVgo stations appear in the Tesla app. I mean, to a certain extent, this is a credit to Tesla for having, um, grown the market for EVs so quickly that their own infrastructure can’t keep up with demand and they’re in their sort of walled garden in Tesla. So we created this partnership to, you know, obviously to get some more drivers onto our network, but to alleviate the queuing that’s happening at some of those two supercharging stations and metropolitan areas. It’s a real, win-win

Chris Katje: Awesome. So you gave us a little bit of background, you know, on the electric vehicle market size and it growing, you know. Where do you see electric vehicle hitting, you know, next year, five years from now, 10 years from now? Is this going to be the, the ultimate shift in all vehicles end up electric, or will this take, you know, decades to get there?

Cathy Zoi: Well, look, we, in our forecast that you’ve seen in our investor deck, what, what we had put forward was about 7 million EVs on American roads by 2027. And we’re now at about a million. So that’s, that’s phenomenal growth. Interestingly, I think it was last week, Bloomberg New Energy Finance came out with a revised forecast on EVs that I think is 30% higher than what they were saying last year. So this market could accelerate even more quickly than EVgo had thought when we put on our forecast. What’s really great about EVgo’s business model is that it scales quite easily. So we make each decision to build a station based on the economics of that station. If there are more cars on the road, then we can build stations more quickly. So, you know, we will, if the, if the EV market scales more quickly, because technology comes to market more quickly, or the Biden Administration creates financial incentives to have more people buy more EVs more quickly, then we will simply build more quickly than we would otherwise. So it couldn’t be much faster than we had even thought last year. I mean, I would tell you, like, I’ve been in the clean energy space for 30 years and we saw the same thing happen in solar when, when the market reached a critical mass, you know, it’s just started to take off, you know, we, we reached that, you know, the hockey stick like happened. So the same thing could happen with, with the electric vehicle market. I mean, with all of the investment of the car companies behind, it, and all of the models that are coming, it’s pretty exciting.

Chris Katje: Awesome. So, you know, I mentioned the, the Tesla connectors, um, you know, aside from that, you know, we’ve seen a lot of these, uh, charging infrastructure plays go public, um, you know, announced SPAC deals are already publicly traded. Give us some of the key factors that set EVgo apart from the competition out there for the charging market.

Cathy Zoi: Yeah. So there, there are several lenses through which you view charging and the charging ecosystem. There’s, is it level two or is it DC fast? And what’s the difference there? Level two is great for at-home charging or great for all day at work charging. It’s sort of six hours to get a full charge versus DC fast, where, as I said at the outset, you can get about 150 miles of range in 15 minutes. So different markets, you know. Some of the players out there focused on level two, and that’s fantastic. That that is always going to be there. Um, another, another way to think about this is public networks versus proprietary networks behind the fence. What EVgo focuses on is DC fast charging on a public network. And then our business model itself is, we own the infrastructure. The way we make money is that we keep that network up and running and we have people love charging on it. And that, that is that again, that is distinct from some of our competitors who are selling the chargers, but don’t retain ownership and don’t really have an incentive to necessarily keep the network operating.

Chris Katje: So with that being said, you know, and there being competition out there, EVgo looking to hit, you know, a 20% market share within the next couple of years. Um, how do you hit that market share and how are you able to sustain it with some competition already out there, and possibly some new players, you know, entering, uh, in future years?

Cathy Zoi: Well, actually we already have the market share. So we are already the market leader. What we actually assume relatively conservatively is that we’re going to go from 50% market share of the retail, of the non-Tesla retail public market network, to a little over 40%, because we do recognize that there will be some competition. How are we going to retain even that? Because we create. We’re a great counterparty, we have 98% uptime on our network. We continue to add these bells and whistles onto our network that our customers love. Like when they plug in, they can get a coupon for the store where that’s near where they’re charging. They can also make a reservation on our network. That’s new functionality that is our own IP that we’ve added to our network. You know, is as Andy Grove famously said, only the paranoid survive. We take very, very seriously that there’s going to be competition in the market and it’s on us to keep our customers happy and coming back for more.

The other thing I would say, Chris, is that, is that we are increasingly working closely with the fleet market, right? That’s it’s early days for fleets. Um, as I mentioned, Uber, Lyft, Penske, Ryder, UPS, Amazon, all of those companies are starting to electrify for one reason or another -- economics, ESG goals. And EVgo, because we operate a really, really state-of-the-art public network, is a good counterparty for them as they think about meeting their own charging infrastructure needs for their own vehicles in their fleets. So that’s an increasingly important segment over time to service those very high mileage cars that are driving around the roads.

Chris Katje: Awesome. I want to circle back to the, the General Motors partnership here. So GM, you know, out with some more news today, you know, investing heavily in electric vehicles. Uh, you’re a major partner to them, but you know, they, they’ve also partnered with, uh, some other companies. How does the relationship with EVgo look? Is there any exclusivity, you know, with certain vehicles or on that, you know, find a charger network? And is there milestone targets that need to be met for this relationship?

Cathy Zoi: Yea, we are the charging infrastructure partner. We are the, we build this the 2,750 stations that I mentioned that we are building, GM is supporting EVgo financially to the tune of $90 million to do that. And we’re the only partner with them on actually building charging assets. So, and that, and that’s, and we have a five-year build program, um, with, with quarterly targets that we’re, we’re meeting together. We, we discuss where, where do they want to get cars out there and where do we want to build, um, to match those needs. And it’s just a fantastic partnership when we, we just love working with GM,

Chris Katje: Walk us through what what’s next after this merger gets done. Um, you know, is it just to continue on this roadmap, you know, of, uh, working with partners, building out these stations? Any plans for, you know, M&A activity or to introduce new products down the road?

Cathy Zoi: Well we, we haven’t really looked at the market. Let’s just go back to the fundamentals. The market is growing really quickly. There is a gap. If, you know, if we get all these EVs out there, we need to have much more charging infrastructure. Tens of thousands of new fast chargers need to be built over the next six years. That’s going to keep us pretty darn busy. The bulk of the capital that we’re raising through this merger is going to go directly into capex uh, for the, for these charters. I mean, each, each charger is over a hundred thousand dollars, each single charger. So, so that’s where the bulk of it’s going to go. Now, there may be opportunities to do some, some, you know, button on or pull in, um, acquisitions that are creative to what EVgo’s business is. And we, you know, we’ll be, we’ll be open to those, but the fundamental, the largest focus for us is to continue to do what we do well, which is just build, build, and operate fast chargers that people love to use.

Mitch Hoch: All right, I’m going to go ahead and jump in here a little bit. One of the things that I want to talk about is of course, kind of the hosts that can, you can get. There’s a lot on here, a lot on this presentation. And I think that this is just kind of a conservative list. I mean, really, so, um, how can really, you kind of approach these hosts in the next couple of years? You talked about the fleets changing over, but of course these are, these are kind of hosts that kind of also use commercialized vehicles. So how are you guys going to approach this?

Cathy Zoi: Well, it’s how do we already approach it? Cause we’ve got every single major retail grocery chain as a partner right now. And what they see in today’s world, bricks and mortar needs to attract foot traffic. And that was actually even magnified during the pandemic where everybody moved online. So the existence of fast charging in your parking lot is an amenity. And so these, you know, Albertsons, Safeway, Kroger, Whole Foods, Meijer, Target, they all want to attract foot traffic to the stores and having an EVgo station in your parking lot helps do that. And what we offer to them with our business model is they don’t even have to pay for it. We go to them and we pay rent for the stalls, and then we operate the chargers, you know, best in class, no problems at all. And that’s what the value proposition is for the site hosts is that they, they, they create a lovely customer experience by having EVgo own and operate that infrastructure.

Mitch Hoch: Of course, you know, we’ve had support of our President right now for the infrastructure move. How do you see this moving forward in the next year?

Cathy Zoi: Well, look, if, um, if the President and the Congress can get together to support both electrification of cars and the infrastructure that goes with it, and we call it a peanut butter and jelly approach, you need the incentives for the cars, as well as the incentives for the infrastructure. Then we’re going to accelerate the global trend that we’re, that we’re seeing anyway, in terms of electrification of transportation. What it means is that we’ll be creating great jobs here in the United States. We’ll be ensuring that the United States stays at the helm of a globally competitive industry. So we’re really excited about what the Biden administration is proposing and how we’re going to, you know, how they are going to work from the White House, with the Congress, to get it done.

Chris Katje: Awesome. I want to ask a couple of questions we’ve got from our chat here from our viewers. So one of the questions here comes from Jonas. Uh, what is your view of potential competition from utility companies looking to build and operate charging stations? Any comments on this, and maybe, uh, you know, discussion of, uh, vehicle-to-grid, um, talk as well?

Cathy Zoi: Sure. That’s a great question too, from Jonas. Um, utilities are our partners and we actually love, obviously love working with them. We buy our electricity that we dispense through our, through our chargers from the local utility. Um, in most cases, what, what, what utilities are given permission to do by their regulators is to support the local distribution network and any transmission service upgrades that are required to enable fast charging, but they’re not, they’ve not been allowed to actually own the chargers. So for us, it’s a great partnership. They’ll cover the service upgrades for building a fast charging station, and then we’ll operate this, operate the station. Um, they also are instrumental in putting in rates that are supportive of electrification of transportation and not punitive. So again, another, another really, really lovely partnership. There’ve been a few cases so far where regulators, the electric company regulators, have allowed the utilities to own the assets themselves. And what EVgo does in those cases is offers to white label it because, because we’re experts in this and like each one of those chargers has about 2000 components, it’s not something that necessarily the utilities want to do themselves, but they might, they might prefer to have an expert like EVgo white label that for them and they’ll hold the assets on their books. So either way, look, we see utilities as our partner, and we’re, we’re delighted that they’re as excited about electrification of transportation as we are.

Chris Katje: Another question here from Richard um, asking the cost of electric price difference between Tesla, Supercharger and EVgo. Um, you know, I would assume that means the EVgo uh, connector for a Tesla vehicle here.

Cathy Zoi: Um, what, what the exact cost is? Our, our, our prices are set and regionally and what the prices that we charge are a function, as I just mentioned, we have, we have to buy electricity from the local utility, and then we have to cover the costs of our equipment and the rent and the operations and maintenance of those stations. So our prices are, I think you would like this as, as investors are set to make sure that our revenues exceed our costs, so that that’s what we have to charge.

Chris Katje: Perfect. And then last question here, uh, from Sean in the chat asking, will EVgo have charging for residential homes?

Cathy Zoi: Probably not. I mean, my advice to you, you can go on Amazon if, and right now, and buy a kit for a level two charger if you want to put one into your garage. EVgo’s success as a business, does it is not predicated on stealing market share from anybody who has at home charging. Interestingly though, 30% of Americans don’t. They don’t have a garage or they rent, or they live, they don’t have a house that doesn’t have a car port or something. And for those folks, they’re going to need to charge conveniently away from home. So we’re servicing that market, but if you wanted to install residential, if you know, if you want us to install a charger at home, either you can go on Amazon or you can even call your local electrician. You’ve got a 240 volt dryer outlet in your garage, that might be all you need. So like go for it, buy an EV. And then when you’re away from home using an EVgo charger.

Chris Katje: All right, perfect. Well, that’s going to do it, I think for our questions and for the chat here. So want to give you a big shout out here, we appreciate you, you know, taking time out of your busy schedule, joining us. So, uh, again, we have Cathy Zoi, she’s the CEO of EVgo. The company is merging via SPAC. That ticker is CLII. Cathy, we look forward to, you know, following the progress of EVgo going forward. And, uh, you know, maybe having you back on the show, uh, after this deal goes through.

Cathy Zoi: Well, look, you know, many of your viewers may, if their share, if they’re, if they’re holders now that they need to be, you guys need to vote, right? The votes happening June 29th, please go ahead and cast your vote. If you’re excited about it, we sure are.

Mitch Hoch: Definitely awesome. We’ll get the news out.

Cathy Zoi: Thank you so much.

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Important Information and Where to Find It

In connection with the proposed business combination between EVgo and CLII and related transactions (the “Proposed Transactions”), CLII has filed a definitive proxy statement on Schedule 14A (the “Proxy Statement”) with the Securities and Exchange Commission (“SEC”), which was distributed to holders of CLII’s common stock in connection with CLII’s solicitation of proxies for the vote by CLII’s stockholders with respect to the Proposed Transactions and other matters as described in the Proxy Statement. Investors and security holders and other interested parties are urged to read the Proxy Statement, and any amendments thereto and any other documents filed with the SEC carefully and in their entirety because they contain important information about CLII, EVgo and the Proposed Transactions. Investors and security holders may obtain free copies of the Proxy Statement and other documents filed with the SEC by CLII through the website maintained by the SEC at http://www.sec.gov, or by directing a request to: Climate Change Crisis Real Impact I Acquisition Corporation, 300 Carnegie Center, Suite 150, Princeton, New Jersey 08540.

Participants in the Solicitation

CLII and EVgo and their respective directors and certain of their respective executive officers and other members of management and employees may be considered participants in the solicitation of proxies with respect to the Proposed Transactions. Information about the directors and executive officers of CLII and EVgo is set forth in the Proxy Statement. Stockholders, potential investors and other interested persons should read the Proxy Statement carefully before making any voting or investment decisions. These documents can be obtained free of charge from the sources indicated above.

Forward Looking Statements

Certain statements in the related information that are not historical facts may constitute forward-looking statements are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in the related information, regarding CLII’s proposed business combination with EVgo, CLII’s ability to consummate the transaction, the benefits of the transaction and the combined company’s future financial performance, as well as the combined company’s strategy, future operations, estimated financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements are based on various assumptions, whether or not identified in the related information, and on the current expectations of the respective management of CLII and EVgo and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of CLII or EVgo. Potential risks and uncertainties that could cause the actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, changes in domestic and foreign business, market, financial, political and legal conditions; the inability of the parties to successfully or timely consummate the business combination, including the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the business combination or that the approval of the stockholders of CLII or EVgo is not obtained; failure to realize the anticipated benefits of business combination; risk relating to the uncertainty of the projected financial information with respect to EVgo; the amount of redemption requests made by CLII’s stockholders; the overall level of consumer demand for EVgo’s products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the financial strength of EVgo’s customers; EVgo’s ability to implement its business strategy; changes in governmental regulation, EVgo’s exposure to litigation claims and other loss contingencies; disruptions and other impacts to EVgo’s business, as a result of the COVID-19 pandemic and government actions and restrictive measures implemented in response; stability of EVgo’s suppliers, as well as consumer demand for its products, in light of disease epidemics and health-related concerns such as the COVID-19 pandemic; the impact that global climate change trends may have on EVgo and its suppliers and customers; EVgo’s ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, CLII’s information systems; fluctuations in the price, availability and quality of electricity and other raw materials and contracted products as well as foreign currency fluctuations; changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks. More information on potential factors that could affect CLII’s or EVgo’s financial results is included from time to time in CLII’s public reports filed with the SEC, as well as the Proxy Statement that CLII has filed with the SEC in connection with CLII’s solicitation of proxies for the meeting of stockholders to be held to approve, among other things, the proposed business combination. If any of these risks materialize or CLII’s or EVgo’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither CLII nor EVgo presently know, or that CLII and EVgo currently believe are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect CLII’s and EVgo’s expectations, plans or forecasts of future events and views as of the date of the related information. CLII and EVgo anticipate that subsequent events and developments will cause their assessments to change. However, while CLII and EVgo may elect to update these forward-looking statements at some point in the future, CLII and EVgo specifically disclaim any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing CLII’s or EVgo’s assessments as of any date subsequent to the date of the related information. Accordingly, undue reliance should not be placed upon the forward-looking statements.

No Offer or Solicitation

The related information shall not constitute an offer to sell or the solicitation of an offer to buy any securities.